UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — May 7, 2015

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2015 Annual Meeting of Shareholders was held on May 7, 2015.  As of the record date for the Annual Meeting, there were 97,439,764 shares of common stock entitled to vote, of which the holders of 89,628,021 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.              The shareholders elected seven director-nominees for a one-year term.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Edward N. Perry	73,449,567	782,956	15,395,498
Timothy M. Manganello	73,462,218	770,305	15,395,498
Philip G. Weaver	73,715,780	516,743	15,395,498
Ronald J. Floto	73,725,440	507,083	15,395,498
William L. Mansfield	73,699,314	533,209	15,395,498
Arun Nayar	73,725,096	507,427	15,395,498
William F. Austen	73,319,793	912,730	15,395,498

2.              The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.  The vote was 88,776,893 for, 557,477 against, and 293,651 abstentions.  There were no broker non-votes.

3.              The shareholders voted, on an advisory basis, to approve the Company’s executive compensation.  The vote was 70,418,375 for, 3,294,331 against, and 519,817 abstentions.  There were 15,395,498 broker non-votes.

4.              The shareholders voted to approve the amendment to the Bemis Executive Officer Performance Plan.  The vote was 72,508,246 for, 1,306,467 against, and 417,810 abstentions.  There were 15,395,498 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Michael B. Clauer
Michael B. Clauer, Vice President and Chief Financial Officer

Date:	May 8, 2015